Exhibit


     Press Release of The Village Green Bookstore, Inc. dated March 13, 1996




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                                  VILLAGE GREEN
                                   Bookstores
                  1357 Monroe Avenue, Rochester, New York 14618
                          716 442-1151 Fax 716 442-9273



For immediate release
March 13, 1996
For further information, please contact: Ray Sparks, President and CEO



VILLAGE GREEN ANNOUNCES STORE CLOSING


     The Village Green Bookstore, Inc., 1357 Monroe Avenue, Rochester, New York announced today that it was closing its store at 3670 McKinley Parkway, Blasdell, New York. The store is operated by Erie County Books, Inc., a wholly owned subsidiary of The Village Green.

     The Company will continue to review its stores to identify underperforming facilities and may close additionally stores in the future. As a result, the Company is seeking to reduce corporate overhead and focus its attention on a smaller but more efficient number of stores.